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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the 1996 Director Stock Option Plan Registration Statement on Form S-8 of our report dated January 31, 1996, on our audits of the consolidated financial statements of Applix, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in the annual report on Form 10-K.



                                            COOPERS & LYBRAND, L.L.P.



         June 17, 1996
         Boston, Massachusetts